 Exhibit 99.3

DISCLOSURES AND DISCLAIMERS REGARDING THE MONTHLY OPERATING REPORT OF
MERUELO MADDUX PROPERTIES, INC. AND ITS AFFILIATED DEBTORS

The Monthly Operating Report filed by Meruelo Maddux Properties, Inc. (the “Company”) and its affiliated debtors in these jointly administered Chapter 11 cases (collectively, the “Debtors”) is limited in scope, covers a limited time period and has been prepared by management of the Debtors solely for the purpose of complying with reporting requirements of the Office of the United States Trustee in the Central District of California, San Fernando Valley Division, and the Bankruptcy Code. The financial information contained in the Monthly Operating Report is unaudited and does not purport to show the financial statements of any of the Debtors in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and, therefore, may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals and disclosure items. The Company cautions readers not to place undue reliance on the Monthly Operating Report. The Monthly Operating Report may be subject to revision. The Monthly Operating Report is in a format required by the Office of the United States Trustee in the Central District of California, San Fernando Valley Division, and the Bankruptcy Code and should not be used for investment purposes. The information in the Monthly Operating Report should not be viewed as indicative of future results.

While the Debtors’ management has exercised its best efforts to ensure that the Monthly Operating Report is accurate and complete by legal entity based on information that was available at the time of preparation, inadvertent errors or omissions may exist. The Debtors reserve the right to amend the Monthly Operating Report from time to time as may be necessary or appropriate.

I.	Consolidated Income Statements

a.	Reporting Date. All statements of operations information cover the periods of March 27, 2009 through March 31, 2009 and April 1, 2009 through April 30, 2009 and are clearly identified as such.

b.
Change in Accounting Practice.  Effective January 1, 2009, all development activities were suspended at the Company’s development projects with the exception of 717 W 9th Street, which is part of a non-filing entity.  As such, all costs related to the development projects are now being expensed, rather than capitalized.

II.	Consolidated Balance Sheets

a.	Reporting Date. All asset and liability information is reported as of March 31, 2009 and April 30, 2009 and are clearly identified as such.

b.
Basis of Presentation.  For financial reporting purposes, the Debtors, along with certain of their subsidiaries that have not filed Chapter 11 petitions under the Bankruptcy Code, prepare consolidated financial statements that are filed with the U.S. Securities and Exchange Commission (“SEC”) and audited on an annual basis.  Unlike the audited consolidated statements, the Consolidated Balance Sheet attached herein reflect only the assets and liabilities of each Debtor and may not include certain eliminations or intercompany balances for consolidating purposes.  Accordingly, combining the assets and liabilities set forth in the Consolidated Balance Sheet would result in amounts that could be different from financial information presented on a consolidated basis in accordance with GAAP.  Therefore, the Consolidated Balance Sheet does not purport to represent financial statements prepared in accordance with GAAP nor is it intended to fully reconcile with the financial statements filed by the Debtors with the SEC.  Inconsistencies should be interpreted and resolved in favor of financial statements filed by the Debtors with the SEC and not on the Monthly Operating Report.

III.	Impairment Analysis

a.
As required for its March 31, 2009 SEC reporting (estimated date of filing has not been determined yet), the Debtors are in the process of evaluating impairment analyses of its real estate assets.  The impact of potential impairments has not been included in the Consolidated Balance Sheet, the individual Debtor income statements or the individual Debtor balance sheets.